Exhibit 99.1

HEARTWARE INTERNATIONAL ANNOUNCES COOPERATION AGREEMENT

WITH ENGAGED CAPITAL, LLC

- HeartWare to Add New Board Member -

- Engaged Capital to Withdraw Previously Nominated Slate of Directors -

Framingham, Mass., January 28, 2016 –HeartWare International, Inc. (NASDAQ: HTWR), a leading innovator of less-invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced that it has entered into a Cooperation Agreement with Engaged Capital, LLC. Under the terms of the agreement, HeartWare and Engaged Capital will jointly select an additional independent director to be appointed to the HeartWare Board of Directors. This appointed director will stand for election at HeartWare’s 2016 Annual Meeting of Stockholders. In addition, HeartWare has agreed to establish a business strategy committee, consisting of five directors, including the newly appointed director. Engaged Capital has agreed to withdraw its previously nominated slate of directors for election at the Annual Meeting. Further, in connection with the company’s announcement of the termination of its proposed transaction with Valtech Cardio, Ltd., Engaged Capital will not pursue its solicitation of proxies in opposition to the Valtech transaction.

“We have maintained an open dialogue with Engaged Capital over the last several months, and following recent, constructive discussions, we are pleased to have reached an agreement with them,” said Doug Godshall, President and Chief Executive Officer. “We look forward to working collaboratively to select a new, highly qualified, independent director who will bring a complementary perspective and further strengthen our Board of Directors.”

“We are pleased to have reached an amicable resolution with HeartWare following the termination of the Valtech transaction. We appreciate the steps the company has taken today to maintain focus on its core ventricular assist device (VAD) business,” said Glenn W. Welling, Principal and Chief Investment Officer at Engaged Capital. “We invested in HeartWare because we are confident in the strength of HeartWare’s core VAD business and in the significant opportunity for growth within the global mechanical circulatory support market. We believe HeartWare’s VAD franchise is significantly undervalued and that additional objective, financial perspectives represented on the Board can help support HeartWare’s efforts to drive growth and enhance shareholder value.”

Pursuant to the Cooperation Agreement, Engaged Capital has agreed to vote all of its shares in favor of HeartWare’s nominees at the 2016 Annual Meeting of Stockholders, and has agreed to a customary standstill provision. With the recent appointment of Stephen Oesterle, M.D., and the additional independent director, the Board of Directors will expand to ten directors.

HeartWare’s 2016 Annual Meeting of Stockholders, which historically has been held in June, has not yet been scheduled. HeartWare stockholders are not required to take any action at this time.

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-support circulatory assist device designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. The HeartWare System is approved in the United States for the intended use as a bridge to cardiac transplantation in patients who are at risk of death from refractory end-stage left ventricular heart failure, has received CE Marking in the European Union and has been used to treat patients in 47 countries. The device is also currently the subject of a U.S. clinical trial for destination therapy. For additional information, please visit www.heartware.com.

HeartWare International, Inc. is a member of the Russell 2000®, and its securities are publicly traded on The NASDAQ Stock Market.

HEARTWARE, HVAD, MVAD, PAL, SYNERGY, CIRCULITE and HeartWare logos are registered trademarks of HeartWare, Inc.

About Engaged Capital

Engaged Capital, LLC (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

Forward-Looking Statements

This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the: sustained future growth, strength of HeartWare’s core ventricular assist business, growth within the global mechanical circulatory support market, director selection and qualification, and enhanced shareholder value. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules and regulations of the Securities and Exchange Commission (SEC). HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in Part I, Item 1A. “Risk Factors” in HeartWare’s Annual Report on Form 10-K filed with the SEC. HeartWare may update risk factors from time to time in Part II, Item 1A. “Risk Factors” in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings with the SEC.

For additional information:

Christopher Taylor

HeartWare International, Inc.

Email: ctaylor@heartware.com

Phone: +1 508 739 0864

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